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                                                                 EXHIBIT 21
                                                                 ----------

     LEUCADIA NATIONAL CORPORATION
     SUBSIDIARIES AS OF DECEMBER 31, 1994




                                                         State of
     Name                                              Incorporation
     ----                                              -------------
     Bay Colony Insurance Company                      California
     HSD Venture                                       California
     Baldwin Enterprises, Inc.                         Colorado
     330 Mad. Parent Corp.                             Delaware
     AIC Financial Corporation                         Delaware
     American Investment Company                       Delaware
     Bellpet, Inc.                                     Delaware
     Colonial Penn Group, Inc.                         Delaware
     Colonial Penn Holdings, Inc.                      Delaware
     Conwed Corporation                                Delaware
     CPAX, Inc.                                        Delaware
     CPI Investment, Inc.                              Delaware
     Leucadia Aviation, Inc.                           Delaware
     Leucadia Cellars, Ltd.                            Delaware
     LNC Investments, Inc.                             Delaware
     Neward Corporation                                Delaware
     Rastin Investing Corp.                            Delaware
     RERCO, Inc.                                       Delaware
     Pennpark Investors, L.L.C.                        Illinois
     College Life Development Corporation              Indiana
     Professional Data Management, Inc.                Indiana
     Charter National Life Insurance Company           Missouri
     Bayside Casualty Insurance Company                New Jersey
     The Sperry & Hutchinson Company, Inc.             New Jersey
     Allcity Insurance Company                         New York
     Empire Insurance Company                          New York
     Centurion Insurance Company                       New York
     Intramerica Life Insurance Company                New York
     Leucadia, Inc.                                    New York
     Leucadia Investors, Inc.                          New York
     Transportation Capital Corp.                      New York
     Colonial Penn Franklin Insurance Company          Pennsylvania
     Colonial Penn Insurance Company                   Pennsylvania
     Colonial Penn Life Insurance Company              Pennsylvania
     Phlcorp, Inc.                                     Pennsylvania
     American Investment Bank, N.A.                    United States
     American Investment Financial                     Utah
     Leucadia Film Corporation                         Utah
     Leucadia Financial Corporation                    Utah
     Leucadia Properties, Inc.                         Utah
     Silver Mountain Industries, Inc.                  Utah
     Solana Corporation                                Utah
     Telluride Properties Acquisition, Inc.            Utah
     Terracor II                                       Utah
     Colonial Penn Madison Insurance Company           Wisconsin
     WMAC Investment Corporation                       Wisconsin

     Subsidiaries not included on this list considered in the aggregate as a single subsidiary would not constitute a significant subsidiary as of December 31, 1994.